Exhibit 2.1

Amendment No. 4

to

purchase, SALE, TERMINATION AND EXCHANGE AGREEMENT

This Amendment No. 4 (this “Amendment”) effective as of September 9, 2025 (the “Amendment 4 Effective Date”) to that certain Purchase, Sale, Termination and Exchange Agreement, dated as of February 10, 2025, is made by and among Pogo Royalty, LLC, a Texas limited liability company (“Pogo Royalty”), CIC Pogo LP, a Delaware limited partnership (“CIC”), DenCo Resources, LLC, a Texas limited liability company (“DenCo”), Pogo Resources Management, LLC, a Texas limited liability company (“Pogo Resources Management”), and 4400 Holdings, LLC, a Texas limited liability company (“4400” and, together with Pogo Royalty, CIC, DenCo and Pogo Resources Management, the “Sellers”), EON Resources Inc., a Delaware corporation (the “Company”), HNRA Upstream, LLC, a Delaware limited liability company (“OpCo”), HNRA Royalties, LLC, a Delaware limited liability company (“EONR Royalties”) and HNRA Partner, Inc. a Delaware corporation (the “SPAC Subsidiary” and, together with the Company, OpCo and EONR Royalties, the “Purchasers”). The Sellers and the Purchasers are referred to herein individually as a “Party” and, collectively, as the “Parties.” Any term used but not defined herein shall have the meaning assigned to such term in the PSA.

Recitals

Whereas, the Sellers and the Purchasers are parties to that certain Purchase, Sale, Termination and Exchange Agreement, dated as of February 10, 2025 (as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3, dated June 2, 2025, June 6, 2025 and June 13, 2025, the “PSA”);

WHEREAS, pursuant to Section 8.3 of the PSA, the PSA may be amended by a written agreement duly executed by each of the Parties thereto; and

WHEREAS, the Sellers and the Purchasers desire to enter into this Amendment in order to amend the PSA in the manner set forth herein.

Now, Therefore, in consideration of the representations, warranties, covenants and agreements herein made and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1. Amendment to PSA. The PSA is hereby amended as follows (with Section references below in this Section 1 being the section of the PSA that is being amended):

(a) Section 1.1(b) is hereby amended and restated in its entirety as follows:

“The aggregate consideration for the purchase and sale of the ORRI shall be an amount in cash equal to $13,675,000 (the “ORRI Purchase Price”).”

(b) Section 2.3(a) and Section 2.4(c) are hereby amended to provide that the effective date of the conveyance referenced by each section be the first day of the month during which the Closing Date occurs.

2. Effect on the PSA. Except as specifically amended by this Amendment, the PSA shall remain in full force and effect, and the PSA, as amended by this Amendment, is hereby ratified and confirmed in all respects. From and after the Amendment 4 Effective Date, each reference in the PSA to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import, or to any provision of the PSA, as the case may be, shall be deemed to refer to the PSA or such provision as amended by this Amendment, unless the context otherwise requires.

3. Miscellaneous. The provisions of Sections 8.2 (Governing Law; Submission to Jurisdiction; Consent to Service of Process), 8.3 (Entire Agreement; Amendments and Waivers), 8.4 (Notices), 8.5 (Severability), 8.6 (Binding Effect; Assignment), 8.7 (Non-Recourse), 8.8 (Counterparts), 8.9 (Exhibits), 8.10 (Specific Performance) and 8.11 (Waiver of Jury Trial) of the PSA are incorporated by reference into this Amendment mutatis mutandis.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates indicated below, effective as of the Amendment 4 Effective Date.

THE SELLERS:

pogo royalty, LLC

By:	/s/ Kirk Pogoloff
Name:	Kirk Pogoloff
Title:	Manager

CIC POGO LP

By:	cic iv gp, llc
Its:	General Partner

By:	/s/ Bayard Friedman
Name:	Bayard Friedman
Title:	Manager

DENCO Resources, LLC

By:	/s/ John L. Denman, Jr.
Name:	John L. Denman, Jr.
Title:	President

pogo resources management, LLC

By:	/s/ Kirk Pogoloff
Name:	Kirk Pogoloff
Title:	Manager

4400 holdings, LLC

By:	/s/ Kirk Pogoloff
Name:	Kirk Pogoloff
Title:	Manager

[Signature Page to Amendment No. 4 to Purchase, Sale, Termination and Exchange Agreement]

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THE PURCHASERS:

EON RESOURCES INC.

By:	/s/ Mitchell B. Trotter
Name:	Mitchell B. Trotter
Title:	President and Chief Financial Officer

HNRA UPSTREAM, LLC

By:	/s/ Mitchell B. Trotter
Name:	Mitchell B. Trotter
Title:	President and Chief Financial Officer

HNRA ROYALTIES, LLC

By:	/s/ Mitchell B. Trotter
Name:	Mitchell B. Trotter
Title:	President and Chief Financial Officer

HNRA PARNTER, INC.

By:	/s/ Mitchell B. Trotter
Name:	Mitchell B. Trotter
Title:	President and Chief Financial Officer

[Signature Page to Amendment No. 4 to Purchase, Sale, Termination and Exchange Agreement]

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